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FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
JUN 01 2000
NO. C-15330-00
/s/ Dean Heller
Dean Heller, Secretary of State

              ARTICLES OF INCORPORATION OF
            WRESTLE-PLEX SPORTS ENTERTAINMENT
                       GROUP, LTD.

                   ARTICLE I -- NAME

The name of the corporation is: Wrestle-plex Sports Entertainment Group, Ltd.

         ARTICLE II -- RESIDENT AGENT AND ADDRESS

The name and address of the initial resident agent are:
                                      Pacific Corporate Services, Inc.
                                      5844 South Pecos Road, Suite B
                                      Las Vegas, Nevada 89120

                   ARTICLE III -- STOCK

The corporation is authorized to issue 100,000,000 shares of common stock, with a par value of $0.001/share, and 50,000,000 shares of preferred stock, with a par value of $0.001/share.

              ARTICLE IV -- GOVERNING BOARD

Members of the governing board shall be styled Directors.
The initial number of Directors is one (1). Hereafter the number of directors shall be determined according to the bylaws. The name and residential address of the initial
Director is as follows:

                Pete Smith
                1-1017 W. 7th Avenue
                Vancouver, BC Canada V6H 1B2

                ARTICLE V -- INCORPORATOR

The incorporator signing these Articles of Incorporation
is:             Shawn Christopher
                5844 South Pecos Road, Suite B
                Las Vegas, Nevada 89120

The undersigned incorporator has executed these Articles this 1st day of June, 2000.


                                  /s/ Shawn Christopher
                                  ------------------------
                                  Shawn Christopher

Certificate Of Acceptance Of Appointment Of Resident Agent

Pacific Corporate Services, Inc. hereby accepts appointment
as Resident Agent for Wrestle-plex Sports Entertainment
Group, Ltd.
                                  /s/ Shawn Christopher
Dated:  June 1, 2000              ------------------------
                                  Pacific Corporate Service, Inc.